Exhibit 99.1


                         CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350
                           AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Public Service Company of
New Hampshire (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), we, Michael G. Morris, Chairman and Chief Executive Officer of the Company, and John H. Forsgren, Executive Vice President and Chief Financial Officer of Northeast Utilities Service Company, agent for the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael G. Morris
    ---------------------------------------------------------
   (Signature)
   Michael G. Morris
   Chairman and Chief Executive Officer


/s/ John H. Forsgren
    ---------------------------------------------------------
    (Signature)
    John H. Forsgren
    Executive Vice President and Chief
    Financial Officer of Northeast Utilities Service Company,
    as Agent for the Company


August 7, 2002